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                                                                       EXHIBIT 8
                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                                 April 28, 1995

United States Cellular Corporation
Suite 700
8410 West Bryn Mawr
Chicago, Illinois 60631

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by United States Cellular Corporation (the "Company") on or about April 28, 1995, and to the prospectus (the "Prospectus") included in such Registration Statement relating to the issuance of Liquid Yield Option Notes.

    We are counsel to the Company. The statements in the Prospectus under the heading "Certain Tax Aspects," to the extent they constitute matters of federal tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, are correct in all material respects. We hereby consent to the reference to this Firm in the Prospectus under the headings "Certain Tax Aspects" and "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

    The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS and the Company, Michael
G. Hron, the Secretary of TDS and certain subsidiaries of TDS, Williams S. DeCarlo, the Assistant Secretary of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of this Firm.

                                          Very truly yours,

                                          Sidley & Austin